UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 18, 2026

ARES COMMERCIAL REAL ESTATE CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue,	42nd Floor,	New York,	NY	10167
(Address of Principal Executive Offices)				(Zip Code)

Registrant’s telephone number, including area code (212) 750-7300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	ACRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

On September 18, 2026, a wholly-owned subsidiary of Ares Commercial Real Estate Corporation (the “Company”) completed the sale of a multi-building office property located in North Carolina to an unaffiliated buyer for a cash purchase price of $64 million. As previously disclosed, the Company acquired legal title to the property through a deed in lieu of foreclosure on September 19, 2024, and the property was classified as held for sale starting with the three months ended March 31, 2026.

Item 9.01 Financial Statements and Exhibits.

(b)     Pro forma financial information.

The Company’s unaudited pro forma consolidated balance sheet as of June 30, 2026 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 are filed herewith as Exhibit 99.1 to the Current Report on Form 8-K and are incorporated herein by reference.

(d) Exhibits.

Exhibit Number	Description
99.1
Unaudited pro forma consolidated balance sheet as of June 30, 2026 and unaudited pro forma consolidated statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date:	September 22, 2026		/s/ Jeffrey M. Gonzales
		Name:	Jeffrey M. Gonzales
		Title:	Chief Financial Officer and Treasurer

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